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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE

Editorial Contact:                     Investor Relations Contact:
Kellie DiNaro, Sr. PR Manager          Rosie Sundell, Dir.Corp. Communications
Gadzoox Networks, Inc.                 Gadzoox Networks, Inc.
408-361-6229                           408-360-6011
kdinaro@gadzoox.com                    rsundell@gadzoox.com



     GADZOOX NETWORKS TERMINATES ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS

        SAN JOSE, CA -- JUNE 17, 2002 -- GADZOOX NETWORKS, Inc. (NASDAQ: ZOOX), today announced that its Board of Directors has terminated the engagement of Arthur Andersen LLP as its independent auditors, effective June 11, 2002. Gadzoox Networks notified the Securities and Exchange Commission today of the change as required by federal securities law. The decision to change accountants was not the result of any disagreement between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Company is currently reviewing other independent accounting firms.

        ABOUT GADZOOX NETWORKS

        Since 1996 Gadzoox Networks has led the industry in market "firsts" and continues to drive the Storage Area Network (SAN) edge market with innovative Fibre Channel switching technology. The company has consistently delivered a time to market advantage to major OEM customers enabling them to create clear business value for their customer base. Gadzoox Networks is a voting member of the Storage Networking Industry Association (SNIA), with corporate headquarters located in San Jose, California. For more information about Gadzoox Networks' products and technology advancements in the SAN industry, visit the company's Web site at http://www.gadzoox.com.

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